CLERK, U.S. BANKRUPTCY COURT
NORTHERN DISTRICT OF TEXAS

ENTERED

THE DATE OF ENTRY IS ON
THE COURT'S DOCKET

The following constitutes the ruling of the court and has the force and effect therein described.

Signed May 23, 2017

United States Bankruptcy Judge

UNITED STATES BANKRUPTCY COURT
NORTHERN DISTRICT OF TEXAS
LUBBOCK DIVISION

IN RE:	§	
	§	Case No. 15-50205-rlj11
POSITRON CORPORATION,	§	(Chapter 11)
	§	
Debtor.	§	

ORDER (I) APPROVING AMENDED DISCLOSURE STATEMENT IN SUPPORT OF FIRST AMENDED PLAN OF REORGANIZATION OF POSITRON CORPORATION DATED MARCH 27, 2017 (DOCKET NO. 186) AND (II) CONFIRMING FIRST AMENDED PLAN OF REORGANIZATION OF POSITRON CORPORATION DATED MARCH 27, 2017 (DOCKET NO. 185)

On April 26, 2017, the Court considered (1) the adequacy of the *First Amended Disclosure Statement in Support of First Amended Plan of Reorganization of Positron Corporation Dated March 27, 2017* (Docket No. 186) as amended and/or supplemented by the *First Supplement to First Amended Disclosure Statement in Support of First Amended Plan of*

Reorganization of Positron Corporation Dated March 27, 2017 (Docket No. 207) (together and when temporally applicable, the "Disclosure Statement") and (2) confirmation of the *First Amended Plan of Reorganization of Positron Corporation Dated March 27, 2017* (Docket No. 185) as modified by the *First Modification of First Amended Plan of Reorganization of Positron Corporation Dated March 27, 2016* (Docket No. 206) (together and when temporally applicable, the "Plan") filed herein by Positron Corporation ("Positron" or the "Debtor"), a copy of which Plan is attached hereto as **Exhibit 1** and is incorporated by reference herein, as the Plan may be further amended and modified herein (the "Plan").

After reviewing the Disclosure Statement and the Plan, taking judicial notice of all appropriate papers and pleadings on file in this Chapter 11 case, considering the testimony, and other evidence presented, and hearing the arguments of counsel at the hearing to consider the adequacy of the Disclosure Statement confirmation of the Plan (the "Confirmation Hearing"), the Court FINDS:

A. All capitalized terms not defined herein shall have the same meaning as ascribed to such terms in the Plan.

B. This Court has jurisdiction over this matter pursuant to 28 U.S.C. §§1334 and 157.

C. Venue in this District for this proceeding is proper pursuant to 28 U.S.C. §§1408 and 1409.

D. This matter involves, inter alia, the administration of the estate, the allowance and disposition of certain claims, the adjudication of the relative rights of parties, the discharge of the Debtor, and other release and exculpation provisions, all as embodied in and implemented by virtue of the Plan and confirmation of the Plan. Accordingly, the matters determined herein

constitute a core proceeding under 28 U.S.C. §§157(b)(2)(A), (B), (L), and (O), without limitation.

E. Following the commencement of this case by an involuntary petition (Docket No. 1) filed on August 28, 2015, an order of relief (Docket No. 102) (the "Order of Relief") was entered on September 7, 2016.

F. Since the entry of the Order of Relief, Debtor has continued its operations and managed its affairs as debtor in possession pursuant to §§1107 and 1108 of the United States Bankruptcy Code, Title 11 of the United States Code, 11 U.SC. §101 et seq. (the "Code").

G. On March 24, 2017, the Court entered an order (Docket No. 181) confirming that this case is a "small business case" within the meaning of Code § 101.

H. On March 27, 2017, the Debtor filed the Plan and filed and sought conditional approval of the Disclosure Statement.

I. On March 31, 2017, the Court entered an order conditionally approving the Disclosure Statement (Docket No. 190) (the "Disclosure Statement Order").

J. The Plan, the Disclosure Statement,[1] the Disclosure Statement Order, the notice of the Confirmation Hearing, and the official ballots for voting for or against confirmation of the Plan (the "Solicitation Package") were duly and timely served upon the known members or potential members of all impaired Classes in accordance with the Disclosure Statement Order.

K. Service of the Solicitation Package constituted adequate and sufficient notice of the Plan, the voting deadline, the objection deadline, and the Confirmation Hearing, and no other or further notice is or shall be required.

---

[1] The supplement to the Disclosure Statement (Docket No. 207) and the modification of the Plan (Docket No. 206) were later filed and were not part of the Solicitation Package.

L. No objections to the Plan or the Disclosure Statement were filed or otherwise received prior to the Confirmation Hearing.

M. The Disclosure Statement contains adequate information within the meaning of Code § 1125.

N. After the conclusion of all voting, the allowed ballots are hereby officially tallied as shown below.

NAME	VOTE	AMOUNT
Class 1 - Tradex		
Tradex Global Advisors LLC	Accept	1,917,000.00
CLASS TOTAL		
Accept	1	1,917,000.00
Class result:	100% Accept	
Class 2 - Secured claims		
No claims, no votes		
Class 3 - Priority wage claims		
Adel Abdullah	Accept	12,850.00
Corey Conn	Accept	12,850.00
CLASS TOTAL		
Accept	2	25,700.00
Class result:	100% Accept	
Class 4 - Unsecured convenience class claims		
No claims, no votes		
Class 5		
Coppinger Exhibits, Inc.	Accept	41,325.00
DGB Systems	Accept	145,598.25
Kane Kessler, P.C.	Accept	113,958.16
RJR Consulting, Inc.	Accept	9,237.50
Sassetti, LLC	Accept	100,470.00
CLASS TOTAL		
Accept	5	410,588.91
Class result:	100% Accept	
Class 6		
Patrick Rooney	Accept	163,231.05
Sureloc, Inc.	Accept	75,000.00
Tis Prager	Accept	593,618.00
Corey Conn	Accept	310,000.00
CLASS TOTAL		
Accept	4	1,141,849.05
Class result:	100% Accept	

O. **The holders of Interests in the Debtor are impaired** by the Plan, and are thus presumed to vote against the Plan.

P. The solicitation of acceptances or rejections has been conducted pursuant to and in compliance with Code § 1125.

Q. The Plan complies with all applicable provisions of Code §§ 1122, 1123, and 1124.

R. Specifically, in addition to Administrative Claims and Priority Tax Claims, which need not be classified, the Plan designates seven (7) classes of Claims and Interests, each as defined in the Plan. Classes are appropriately designated as impaired or unimpaired, as the case may be. The Claims or Interests placed in each such Class are substantially similar to other Claims or Interests, as the case may be, in such Class. The classification scheme of the Plan complies with Code §§1122 and 1123(a).

S. The Plan provides adequate and proper means for its implementation, thereby satisfying Code § 1123(a)(5).

T. The Plan complies with the applicable provisions of the United States Bankruptcy Code, thereby satisfying Code § 1129(a)(1).

U. The Plan proponents have complied with all applicable provisions of the Bankruptcy Code, thereby satisfying Code § 1129(a)(2). Specifically, the Debtor is a proper debtor under Code § 109, and has properly complied with the Bankruptcy Code and applicable rules in propounding the Plan and Disclosure Statement and in soliciting and tabulating votes on the Plan.

V. The Plan has been proposed in good faith and not by any means forbidden by law, thereby satisfying Code § 1129(a)(3).

W. Any payments made or to be made by the Debtor for services or for costs and expenses in or in connection with the Debtor's Chapter 11 case or in connection with the Plan and incident to such Chapter 11 case have been approved by, or are subject to the approval of, this Court as to reasonableness, thereby satisfying Code § 1129(a)(4).

X. The identity and affiliation of any individual proposed to serve, after confirmation of the Plan, as a director, officer, trustee, or administrator of the Debtor has been disclosed prior to or in connection with confirmation of the Plan, thereby satisfying Code § 1129(a)(5)(A)(i). The assumption of office of such directors, officers, trustees, or administrators as applicable is consistent with the interests of creditors and with public policy, thereby satisfying Code § 1129(a)(5)(A)(ii). The identity of any insider that will be employed or retained by the Reorganized Debtor and the nature of any compensation for each such insider has been disclosed prior to or in connection with confirmation of the Plan, thereby satisfying Code § 1129(a)(5)(B).

Y. The Plan does not propose to change or alter any rates which are under the authority of any governmental regulatory commission, thereby satisfying Code § 1129(a)(6).

Z. With respect to each impaired Class of Claims, each holder of a Claim in such impaired Class has either accepted the Plan or will receive or retain under the Plan on account of such Claim, property of a value, as of the Effective Date (as defined in the Plan), that is not less than the amount that such holder would receive or retain if the Debtor were liquidated under Chapter 7 of the Bankruptcy Code on such date, thereby satisfying Code § 1129(a)(7)(A) and Code § 1129(a)(7)(B) is inapplicable.

AA. Classes 1 through 6 are impaired under the Plan and have accepted the Plan pursuant to the criteria of Code § 1126, thereby satisfying Code § 1129(a)(8).

BB. No impaired class or holder of an impaired claim is discriminated against unfairly in the Plan.

CC. Except to the extent that the holder of a particular Claim has agreed to a different treatment of such claim or is provided different treatment in this Confirmation Order, the Plan provides that, (a) as to each Claim of a kind specified in Code §§ 507(a)(2) or 507(a)(3), the holder of such Claim will receive on account of such Claim, on the Effective Date of the Plan, cash equal to the allowed amount of such Claim, in satisfaction of Code § 1129(a)(9)(A); (b) with respect to a Class of Claims of a kind specified in Code §§ 507(a)(1), 507(a)(4), 507(a)(5), 507(a)(6), or 507(a)(7), each holder of a Claim in such Class will receive treatment comporting with the provisions of Code § 1129(a)(9)(B); and (c) with respect to a Claim of a kind specified in § 507(a)(8) of the Bankruptcy Code, the holder of such Claim in such class will receive treatment comporting with the provisions of Code § 1129(a)(9)(C) (or Code § 1129(a)(9)(D) if applicable), thereby satisfying Code § 1129(a)(9).

DD. At least one Class of Claims impaired under the Plan has accepted the Plan, determined without including any acceptances of the Plan by any insider, thereby satisfying Code § 1129(a)(10). Without limitation, this criteria is satisfied by the acceptances of each of Classes 1 - 6.

EE. The Plan is feasible. Confirmation of the Plan is not likely to be followed by the liquidation of the Debtor or the need for further reorganization of the Debtor, other than any liquidation or reorganization proposed in the Plan, thereby satisfying Code § 1129(a)(11).

FF. All fees payable under 28 U.S.C. §1930, as determined by this Bankruptcy Court, have been paid or the Plan provides for the payment of all such fees on the Effective Date of the Plan, thereby satisfying Code § 1129(a)(12).

GG. The requirements of Code § 1129(a)(13) are not applicable to this Debtor.

HH. No garnishments or other orders pertaining to domestic support obligations exist as to the Debtor, and thus Code § 1129(a)(14) is not applicable to this Debtor.

II. This Debtor is not an individual, and thus Code § 1129(a)(15) is not applicable to this Debtor.

JJ. This Confirmation Order in Paragraph No.17 below provides that, to the extent that the Debtor is not a moneyed, business, or commercial corporation within the meaning of Code § 1129(a)(16), that the Debtor shall follow the requirements of Code § 1129(a)(16), thereby satisfying Code § 1129(a)(16).

KK. The injunctions and/or exculpations contained in Section 11 of the Plan are reasonable and necessary for the Debtor's execution of the Plan.

LL. The principal purpose of the Plan is not the avoidance of taxes.

MM. The Proponents have solicited votes on the Plan in good faith and in compliance with the applicable provisions of the Bankruptcy Code and are entitled to the protections afforded by Code § 1125(e).

NN. No non-Debtor party to any of the executory contracts or unexpired leases of the Debtor to be assumed pursuant to Section 6 of the Plan (collectively, the "Assumed Contracts") has objected the assumption of its Assumed Contracts pursuant to the Plan.

OO. The Court may properly retain jurisdiction over the matters set forth in Section 11.2 of the Plan.

PP. This Bankruptcy Court adopts the findings announced on the record on April 26, 2017, and reserves the right to enter further findings of fact and conclusions of law. As appropriate, all findings of fact are conclusions of law, and vice versa.

Based upon the foregoing findings of fact and conclusions of law, IT IS THEREFORE ORDERED:

1. The Plan is hereby confirmed pursuant to Code 11 U.S.C. §1129(a) and/or to the extent applicable Code § 1129(b).

2. Pursuant to Code § 1141, effective as of the Effective Date, but subject to consummation of the Plan, and except as expressly provided in the Plan or in this Confirmation Order, the provisions of the Plan (including the exhibits thereto), and all documents and agreements to be executed pursuant to the Plan are hereby approved and, together with this Confirmation Order, shall be binding on the Debtor and all holders of Claims against and Interests in the Debtor, whether or not impaired under the Plan and whether or not, if impaired, such holders accepted the Plan.

3. The assumption by the Debtor of all executory contracts and unexpired leases set forth in the Plan and not expressly rejected by separate or prior order, not the subject of a current motion to assume or reject that remains outstanding, or not otherwise reserved to a further hearing, is hereby approved.

4. On and as of the Effective Date, all property of the Debtor's estate is and shall be vested in the Reorganized Debtor in the manner specified in the Plan except as otherwise specified herein.

5. Except as otherwise provided in the Plan or herein, from and after the Effective Date, all persons and entities that have held, currently hold or may hold any Claims against the Debtor (or other right of any equity security holder that is cancelled under the terms of the Plan) are forbidden from taking any of the following actions against the Debtor, the Reorganized Debtor or any of their respective property on account of any such Claims or Interests or rights

related thereto: (a) commencing or continuing in any manner, any suit, action or other proceeding; (b) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree, or order; (c) asserting a setoff, right of subrogation or recoupment of any kind against any debt, liability, or obligation due to the Debtor; (d) creating, perfecting, or enforcing any lien or encumbrance; and (e) commencing or continuing any action, in any manner, in any place, that does not comply with or is inconsistent with the provisions of the Plan or the Bankruptcy Code; provided, however, that the foregoing injunction shall not limit or preclude any person or entity from exercising its rights pursuant to the terms of the Plan or any document executed pursuant thereto.

6. Pursuant to Code § 1142, the Debtor, the Reorganized Debtor, and their respective officers, directors, trustees, and administrators, and all other necessary parties, are authorized and empowered, and hereby directed, to execute and deliver all other instruments, agreements, and documents, and to take any and all other actions that may be necessary or desirable to comply with the terms and conditions of the Plan or to consummate or implement the Plan or this Confirmation Order.

7. With the exception of administrative expense claims that are post-petition ad valorem property taxes, all requests for payment of Administrative Claims, other than Fee Claims as set forth in this paragraph or Administrative Claims to the extent incurred by the Debtor in the ordinary course of business and recorded in the Debtor's books and records, shall be filed with the Bankruptcy Court and served upon the Debtor and other notice parties within **thirty (30) days** following the Effective Date or by such earlier deadline as may apply to such Administrative Claim pursuant to an earlier order of the Court, if any. All requests for Fee Claims of Professional Persons shall be filed with the Bankruptcy Court and served upon the

Debtor and other notice parties within **thirty (30) days** following the Effective Date. Except as provided herein or in the Plan, any Administrative Claim or Fee Claim for which an application or request for payment is not filed within such time period shall be discharged and forever bared.

8. Nothing in the Plan or in this Confirmation Order shall be construed to deprive any taxing authorities of any statutory liens which may inure to the benefit of such taxing authorities to secure payment of any pre-petition Priority Tax Claims, Secured Tax Claims, or any post-petition Administrative Claims for taxes.

9. In the case of post-petition Administrative Claims for state and local taxes, the submission of tax bills or invoices presented in the ordinary course to the Debtor shall suffice in lieu of a formal claim for Administrative Payment. With the exception of ad valorem property taxes, in the event that the Debtor contests any such bills or invoices, the Debtor may elect to contest such taxes in this Court prior to the entry of a Final Decree or pursuant to the state or local rules for contesting such taxes.

10. The releases and exculpation provisions contained in Section 11 of the Plan are hereby authorized, approved, and binding on all persons and entities who may otherwise have standing to assert any claims, obligations, rights, suits, damages, causes of action, remedies, and/or liabilities released or exculpated thereunder, and from and after the Effective Date, all such persons and entities are permanently enjoined from commencing or continuing in any manner any suit, action, or other proceeding on account of or respecting any such claims, obligations, rights, suits, damages, causes of action, remedies and/or liabilities.

11. On and as of the Effective Date, all contractual, legal, equitable, equitable subordination, and turnover rights that a holder of a Claim or Interest may have with respect to any distribution to be made pursuant to the Plan will be discharged and terminated, and all suits,

actions, and other proceedings and all other efforts to enforce or attempt to enforce any such contractual, legal, equitable, equitable subordination, and/or turnover rights are hereby permanently enjoined. The provisions of the Plan constitute a good faith compromise and settlement of all Claims or controversies relating to the enforcement of all such contractual, legal, equitable, equitable subordination, and turnover rights. The compromise and settlement of all such Claims and controversies is approved under Bankruptcy Rule 9019 as being fair, equitable, and reasonable and in the best interests of the Debtor, the Reorganized Debtor, and the holders of Claims and Interests.

12. Except as otherwise expressly provided in the Plan or herein, the rights and treatment afforded in the Plan shall discharge all existing security interests, liens, debts, and claims of any kind, nature, or description whatsoever against the Debtor or any of its assets or properties to the fullest extent permitted by Code § 1141; upon the Effective Date, all existing Claims against the Debtor, except post-petition ad valorem property taxes, shall be, and shall be deemed to be, discharged, and all holders of Claims shall be precluded from asserting against the Debtor, or any of its assets or properties, any other or further Claim based upon any act or omission, transaction, or other activity of any kind or nature that occurred prior to the Effective Date, whether or not such holder filed a proof of Claim except for the claimant's rights as provided in this Plan. Confirmation of the Plan and the obligations imposed on the Debtor and/or the Reorganized Debtor herein shall be in complete satisfaction, discharge, and release of all Claims of any nature whatsoever against the Debtor and/or the Reorganized Debtor or any of its assets or properties; and, except as otherwise provided herein, upon the Effective Date, the Debtor shall be deemed discharged and released from any and all Claims, including but not limited to demands and liabilities that arose before the Effective Date, and all debts of the kind

specified in Code §§ 502(g), 502(h), or 502(i) that arose prior to the Confirmation Date, whether or not (a) a proof of Claim based upon such debt is filed or deemed filed under Code § 501, (b) a Claim based upon such debt is allowed under Code § 502, or (c) the holder of a Claim based upon such debt has accepted the Plan. Except as provided herein, the Confirmation Order shall be a judicial determination of discharge of all liabilities of the Debtor. As provided in Code § 524, such discharge shall void any judgment against the Debtor at any time obtained, to the extent it relates to a Claim, and operates as an injunction against the prosecution of any action against the Debtor, or its property, to the extent it relates to a Claim discharged. However, any provision of this Order notwithstanding, the discharge granted herein shall not discharge the Reorganized Debtor from its obligations under the Plan or under any document executed pursuant thereto.

13. Pursuant to 28 U.S.C. §§1334 and 157, this Bankruptcy Court shall retain exclusive jurisdiction of all matters arising in, arising under, and related to this Chapter 11 case and the Plan, including the matters specified in Section 11.2 of the Plan.

14. The classification of Claims and Interests for purposes of distributions to be made under the Plan shall be governed solely by the terms of the Plan. The classifications set forth on the Ballots tendered or returned by the holders of Claims in connection with voting on the Plan (a) were set forth on the Ballots solely for purposes of voting to accept or reject the Plan, (b) do not necessarily represent, and in no event shall be deemed to modify or otherwise affect, the actual classification of such Claims under the Plan for distribution purposes, and (c) may not be relied upon by the holder of any Claim as representing the actual classification of such Claims under the Plan for distribution purposes.

15. Where appropriate, the findings of fact and conclusions of law contained hereinabove shall also have the force of decretal paragraphs and the foregoing decretal paragraphs shall also have the force of findings of fact, conclusions of law, or both, as appropriate.

16. The provisions of the Plan and this Confirmation Order, including the findings of fact and conclusions of law set forth herein, are nonseverable and mutually dependent. The failure specifically to include or reference any particular provision of the Plan in this Confirmation Order shall not diminish or impair the effectiveness of such provision, it being the intent of this Court that the Plan be confirmed in its entirety. If there is any direct conflict between the Plan and this Confirmation Order, the terms of this Confirmation Order shall control.

17. To the extent that the Debtor constitutes a non-moneyed, non-business, or non-commercial corporation within the meaning of Code § 1129(a)(16), any transfers of property contemplated by the Plan shall be made in accordance with any applicable provisions of nonbankruptcy law that govern the transfer of property by a corporation or trust that is not a moneyed, business, or commercial corporation or trust.

18. After the Confirmation Hearing, the Debtor or the Reorganized Debtor, as the case may be, may, subject to Court approval and so long as it does not materially or adversely affect the rights set forth in the Plan of creditors and other parties-in-interest, amend or modify the Plan and related documents to remedy any defect or omission or reconcile any inconsistencies in such documents or in this Order, in such manner that may be necessary to carry out the purposes and intent of the Plan.

19. Pursuant to Bankruptcy Rule 3020(c), the Debtor shall, within two (2) business days after the entry of this Order, serve notice of the entry of this Order as provided in Bankruptcy Rule 2002(f) to all persons and entities required in Rules 2002 and 3020(c)(2) of the Federal Rules of Bankruptcy Procedure.

20. Upon occurrence of the Effective Date, the Reorganized Debtor shall file and serve on all parties set forth in the foregoing paragraph a Notice of Effective Date, with deadlines for filing and serving rejection claims and administrative claims clearly indicated, no later than two (2) Business Days after the occurrence of the Effective Date

21. This Order hereby incorporates the terms and conditions of the settlement by and between Debtor, DX, LLC, and other parties as contained in approved through the Rule 9019 motion to approve such settlement (Docket No. 127) and related order entered herein (Docket No. 143). Nothing in the Plan nor in this Confirmation Order shall operate to disturb, amend, or otherwise alter the disposition of rights and properties contained in such settlement.

22. With respect to Proof of Claim No. 6 filed herein by Mullin Hoard & Brown, LLP, and the objection to Proof of Claim No. 6 (Docket No. 170) filed herein by the Debtor, and consistent with the discussion and notice contained within Section 5.4.2.2 of the Disclosure Statement and Section and Section 3.1.2.2. of the Plan concerning the potential settlement of Proof of Claim No. 6, Proof of Claim No. 6 shall be treated as an allowed unsecured priority gap claim under Code §§ 507(a)(3) and 502(f) in the total amount of $65,000 and $0.00 as a general unsecured claim under Class 6 of the Plan. (The Debtor and MHB also shall submit a separate agreed order to resolve Docket No. 170).

 # # # END OF ORDER # # #

Order submitted by:

Jeff Carruth
Texas State Bar No. 24001846
WEYCER, KAPLAN, PULASKI & ZUBER, P.C.
3030 Matlock Rd., Suite 201
Arlington, Texas 76015
Phone: (713) 341-1158
Facsimile: (866) 666-5322
jcarruth@wkpz.com

ATTORNEYS FOR POSITRON CORPORATION
DEBTOR AND DEBTOR IN POSSESSION

UNITED STATES BANKRUPTCY COURT
NORTHERN DISTRICT OF TEXAS
LUBBOCK DIVISION

IN RE:	§	
	§	CASE NO. 15-50205-rlj11
POSITRON CORPORATION,	§	(Chapter 11)
	§	
Debtor.	§	

FIRST AMENDED PLAN OF REORGANIZATION OF POSITRON CORPORATION DATED March 27, 2017

SUMMARY OF IMPORTANT DATES AND DEADLINES	
Deadline to file objections to this Disclosure Statement:	**April 21, 2017**
Deadline to file objections to the Chapter 11 Plan of Reorganization:	**April 21, 2017**
Deadline to submit ballot regarding	**April 21, 2017**
Combined Hearing to consider Disclosure Statement and Chapter 11 Plan of Reorganization	**April 26, 2017, 1:30 p.m.**

1. **SUMMARY.**

1.1. This First Amended Plan of Reorganization (the "Plan")[1] under chapter 11 of the Bankruptcy Code (the "Code") proposes to pay creditors of Positron Corporation (the "Debtor" or "Positron") from the sale of real property and the cash flow from future operations.

1.2. This Plan provides for no classes of secured claims; five (5) classes of unsecured claims; and two (2) classes of equity security holders. Unsecured creditors holding allowed claims will receive distributions, which the proponent of this Plan has valued at approximately five (5) cents on the dollar. This Plan also provides for the payment of administrative and certain priority claims in full on the effective date.

1.3. All creditors and equity security holders should refer to Section 3 through Section 6 of this Plan for information regarding the precise treatment of their claim. A disclosure statement that provides more detailed information regarding this Plan and the rights of creditors and equity security holders has been circulated with this Plan. Your rights may be affected. ***You should read***

[1] This plan is based upon Official Form 25A.

these papers carefully and discuss them with your attorney, if you have one. (If you do not have an attorney, you may wish to consult one.)

2. CLASSIFICATION OF CLAIMS

Class 1 -- Tradex
Class 2 -- Secured claims
Class 3 -- Priority wage claims
Class 4 -- Unsecured convenience class
Class 5 -- General unsecured creditors
Class 6 -- Unsecured insider notes
Class 7 – Equity interest owners

3. TREATMENT OF ADMINISTRATIVE EXPENSE CLAIMS, U.S. TRUSTEES FEES, AND PRIORITY TAX CLAIMS

3.1. **Unclassified Claims.** Certain types of claims are automatically entitled to specific treatment under the Code. Under Code §1123(a)(1), administrative expense claims, "gap" period claims in an involuntary case allowed under Code §502(f), and priority tax claims are not in classes. They are not considered impaired, and holders of such claims do not vote on the Plan. They may, however, object if, in their view, their treatment under the Plan does not comply with that required by the Code. As such, pursuant to Code §1129(a)(1), the Debtor has *not* placed the following claims in any class:

3.1.1. *Administrative Expenses.* Administrative expenses are costs or expenses of administering the Debtor's Chapter 11 case which are allowed under Code §507(a)(2). Administrative expenses also include the value of any goods sold to the Debtor in the ordinary course of business and received within 20 days before the date of the bankruptcy petition. The Code requires that all administrative expenses be paid on the Effective Date of the Plan, unless a particular claimant agrees to a different treatment. As of the filing of this Disclosure Statement, the Debtor has received no notice of any §503 (b) (9) claims.

3.1.2. *Gap Period Claims.* For purposes of this Chapter 11 case and considering the elongated "gap period" between the Petition Date and Order of Relief Date, a substantial number of claims exists that constitute "gap claims" that are entitled to priority treatment under Code §§507(a)(3) and 502(f).

3.1.2.1. *Description of Gap, Claims.* Generally speaking, these claims constitutes arise from debts incurred in the ordinary course of the operation of the Debtor's business after the filing of the involuntary petition on the Petition Date through and until the resolution of the involuntary petition by the Order of Relief.

3.1.2.2. *Disputed Gap Period Claim of Mullin Hoard & Brown, LLP.* The law firm which represented the Debtor during the gap period between the filing of the Involuntary Petition and the entry of the Order of Relief, Mullin Hoard & Brown, LLP, has filed Proof of Claim No. 6 in the amount of $102,254.44 as

a priority gap claim. The Debtor believes that contrary to Proof of Claim No. 6, the claim of Mullin Hoard & Brown, LLP under applicable law possibly is entitled to treatment as a general unsecured claim because attorneys' fees incurred with respect to the litigating of the involuntary bankruptcy petition are not considered within the ordinary of the business of a debtor.

3.1.3. *Priority Tax Claims.* Priority tax claims are unsecured income, employment, and other taxes described by Code §507(a)(8). Unless the holder of such a §507(a)(8) priority tax claim agrees otherwise, it must receive the present value of such claim, in regular installments paid over a period not exceeding five (5) years from the order of relief.

4. **TREATMENT OF CLAIMS AND INTERESTS.** The following are the classes set forth in the Plan, and the proposed treatment that they will receive under the Plan:

4.1. ***Class 1 — Litigation claim of Tradex.*** The claim of Tradex as set forth in Proof of Claim No. 3 relates to certain claims and causes of action which Tradex asserts against Positron in connection with the alleged receipt by Positron of certain third-party funds. Tradex asserts that Positron allegedly was not entitled to receive and use of such disputed funds to purchase the real property of the Debtor in Westmont, Illinois (the "Westmont Real Property"). Although framed as a general unsecured claim, the claims and causes of action asserted by Tradex include the possible remedy of recovery of the funds or any property acquired with the disputed funds such as and including the Westmont Real Property. Accordingly, (1) Positron will market and sell the Westmont Real Property and use the first $125,000 of the net proceeds of sale to satisfy the claim of Tradex in full; (2) contemporaneous to the transfer of the $125,000, Tradex and Positron will exchange mutual and comprehensive releases; and (3) Tradex will surrender to Positron any and all shares of Positron stock held by Tradex or any party related to Tradex.

4.2. Positron believes that this is a sound and reasonable resolution of the Tradex claims and preserves for the rest of the estate the value of the net proceeds of sale of the Westmont Real Property.

4.3. Class 1 is impaired and is entitled to vote for or against the Plan.

4.4. ***Class 2 — Secured Claims.*** Allowed Secured Claims are claims secured by property of the Debtor's bankruptcy estate (or that are subject to setoff) to the extent allowed as secured claims under Code §506. If the value of the collateral or setoffs securing the creditor's claim is less than the amount of the creditor's allowed claim, the deficiency will be classified as a general unsecured claim.

4.4.1. Identify of Secured Claims: *See* Exhibit 4. The Debtor possesses no secured claims with the possible exception of governmental units the claims of which possibly are secured by statutory liens which otherwise are treated as priority claims pursuant to this Plan.

4.4.2. Treatment of Secured Claims: Not applicable due to the lack of secured claims; otherwise see Exhibit 4.

4.4.3. Impairment and voting. In the event that any Class 2 claims are discovered, Class 2 is impaired and may vote for or against the Plan.

4.5. ***Class 3 — Classes of Priority Unsecured Claims.*** Certain priority claims that are referred to in Code §§507(a)(1), (4), (5), (6), and (7) are required to be placed into classes. The Code requires

that each holder of such a claim receive cash on the effective date of the Plan equal to the allowed amount of such claim.

4.5.1. Identify of Priority Unsecured Claims: As set forth in Exhibit 4, the Class 3 creditors consist only of three (3) priority wage claims in the total amount of $38,550.00.

4.5.2. Treatment of Priority Unsecured Claims: As set forth in Exhibit 4, the Class 3 creditors will be paid in full in equal monthly installments over a period of thirty-six (36) months, to be paid on before the twentieth (20th) day of each month commencing with the first full month following the Effective Date.

4.6. ***Class 4 — Small General Unsecured Claims (Convenience Class).*** General unsecured claims are not secured by property of the estate and are not entitled to priority under Code §507(a). Convenience Class creditors hold smaller claims which may receive a one-time lump sum payment for ease of administration of the payment of creditors following the Effective Date.

4.6.1. Identify of Priority Unsecured Claims: As set forth in Exhibit 4, the Class 4 small general unsecured creditors for the administrative convenience class consists of all claims less than $1,000.

4.6.2. Treatment of Small General Unsecured Claims (convenience class): As set forth in Exhibit 4, the Class 4 creditors will be paid a one-time lump-sum payment in the amount of One Hundred Dollars ($100.00) within fifteen (15) days of the Effective Date.

4.6.3. Voting. Class 4 is impaired and may vote for or against the Plan.

4.6.4. Class 5 Opt In to Class 4. Any creditor classified in Class 5 may opt in to the Class 4 treatment and receive $100.00 in full satisfaction of the Class 5 claim by so indicating on the Ballot. *Any opt-in shall be considered a vote in favor of the Plan.*

4.7. ***Class 5 — General Unsecured Claims.*** General unsecured claims are not secured by property of the estate and are not entitled to priority under §507(a) of the Code.

4.7.1. Identify of General Unsecured Claims: As set forth in Exhibit 4, the Class 5 general unsecured creditors consist of general unsecured claims in aggregate minimum amount of at least approximately $993,321.63.

4.7.2. Treatment of Priority Unsecured Claims: As set forth in Exhibit 4, the Class 5 creditors will receive a pro rata distribution of a total of $50,000.00 applied by the Debtor to allowed Class 5 claims, to be paid pro rata to such class in equal installments over thirty-six (36) months from the effective date.

4.7.3. Voting. Class 5 is impaired and may vote for or against the Plan.

4.8. ***Class 6 — General Unsecured Claims — Insider Notes.*** Certain insiders of the Debtor (hold various promissory notes or other general unsecured claims against the Debtor.

4.8.1. Identify of General Unsecured Claims — Insider Notes: As set forth in Exhibit 4, the Class 6 general unsecured creditors are insiders who hold notes or other obligations and these holders consist of Tis Prager, Corey Conn, Patrick Rooney, and an entity owned by

Patrick Rooney called Sureloc, Inc. The Class 6 claims as filed are in the aggregate minimum amount of $1,266,849.05.

4.8.2. Treatment of General Unsecured Claims — Insider Notes: The Class 6 creditors will have the option to convert their notes to equity in the reorganized Positron, which conversion shall occur at the option of the insider note holders by either: (1) subsuming and distributing pro-rata among the insider note holders (a) the shares of stock surrendered pursuant to the DX, Settlement plus (b) the shares of stock surrendered by Tradex as described above, or (2) at the historical conversion rate of a 45% discount of the current price of the stock. For example, under the second option, the historical conversion, if the current price of the stock of the company is ten cents ($0.10) per share, then holders of Class 6 claims would convert debt to shares at the cost of five and a half cents ($0.055) per share. The Debtor may take any steps necessary to recognize, record, and effectuate the conversion.

4.8.3. Reduction of Patrick Rooney note(s): The note(s) of Patrick Rooney will be reduced by $125,000, which is the same amount as the Tradex settlement.

4.8.4. Voting. Class 6 is impaired and may vote for or against the Plan.

4.9. *Class of Equity Interest Holders.* Equity interest holders are parties who hold an ownership interest (*i.e.*, equity interest) in the Debtor. In a corporation, like this Debtor, entities holding preferred or common stock are equity interest holders. In a partnership, equity interest holders include both general and limited partners. In a limited liability company ("LLC"), the equity interest holders are the members. Finally, with respect to an individual who is a debtor, the Debtor is the equity interest holder.

SUBJECT TO THE POTENTIAL SCENARIO DESCRIBED IN §4.9.2 BELOW, THE PLAN PROVIDES THAT ALL EQUITY INTEREST HOLDERS WILL RETAIN THEIR SHARES OF STOCK IN THE DEBTOR.

4.9.1. Subject to potential objections to the Plan and the potential outcomes from any such objection described below, all equity interest holders will retain their shares of stock in the Debtor in the same classes as before bankruptcy;

4.9.2. *In the event that Class 5, the class of General Unsecured Creditors above, does not vote as a class to accept the Plan, if an objection to the Plan by a Class 5 unsecured creditor is sustained by the Court with respect to the treatment of the equity interest holders proposed herein, , or if the Plan is determined to otherwise violate the absolute priority rule, then the possibility exists that the Plan could be amended without further notice prior to or at the Confirmation Hearing on April 26, 2017 to provide for the elimination of all existing shares of stock and the conversion of the Class 6 Insider Notes to new equity interests in and of a reorganized Positron to be issued pro-rata to the holders of the Insider Notes upon the Effective Date, and such event then would necessitate that the reorganized Positron become a private, non-publically traded entity.*

4.9.3. The Debtor may remain a publically traded company, if the Debtor so chooses and if the events references and described in §5.6.2 above do not materialize. Nothing contained in

the Plan determines whether or prohibits the Debtor for any activities as a publically traded company on or after the Effective Date.

5. ALLOWANCE AND DISALLOWANCE OF CLAIMS

5.1. Disputed Claim. A disputed claim is a claim that has not been allowed or disallowed by a final non-appealable order, and as to which either: (i) a proof of claim has been filed or deemed filed, and the Debtor or another party in interest has filed an objection; or (ii) no proof of claim has been filed, and the Debtor has scheduled such claim as disputed, contingent, or unliquidated.

5.2. Delay of Distribution on a Disputed Claim. No distribution will be made on account of a disputed claim unless such claim is allowed by a final non-appealable order.

5.3. Settlement of Disputed Claims. After the Effective Date, the Debtor will have the power and authority to settle and compromise a disputed claim without court approval and without compliance with Rule 9019 of the Federal Rules of Bankruptcy Procedure.

6. PROVISIONS FOR EXECUTORY CONTRACTS AND UNEXPIRED LEASES

6.1. **Assumed Executory Contracts and Unexpired Leases.**

6.1.1. The Debtor assumes the following executory contracts and/or unexpired leases effective upon the date of the entry of the order confirming this Plan.

6.1.1.1. Listing Agreement between Positron Corporation and Schramko Real Estate in connection with the marketing and sale of the Westmont Real Property.

6.1.1.2. All service and repair contracts with customers. The customers to whom this applies are receiving notice/service of this Plan and the Disclosure Statement. The list of customers the contracts of which shall be assumed is not listed herein due to recent activities of the competitors of Positron. A list of service and repair contracts will be available at the Confirmation Hearing. Positron reserves the right to seek a motion to seal, a motion for protective order, or other appropriate relief in order to protect the identity of the customers.

6.1.1.3. Positron shall continue its month to month arrangements with landlords Macey Family Properties, LTD / AOP in Houston, Texas and GMA Properties, LLC in Niagra Falls, New York.

6.1.2. The Debtor will be conclusively deemed to have ***rejected*** all executory contracts and/or unexpired leases not expressly assumed under section §6.1.1 above, or before the Effective Date.

6.1.3. A proof of a claim arising from the rejection of an executory contract or unexpired lease under this section must be filed no later than **thirty (30)** days after the date of the order confirming this Plan.

7. **MEANS OF IMPLEMENTING THE PLAN.**

7.1. **Source of Payments.** Payments and distributions under the Plan will be funded by the sale of the Westmont Real Property and by the going forward business operations

7.2. **Post-confirmation Management.** The Post-Confirmation Managers of the Debtor, and their compensation, shall be as follows. Corey Conn, Chief Financial Officer, base salary of $120,000 per year.

7.3. **Risk Factors.** The proposed Plan has the following risks: The Debtor potentially will not generate sufficient cash flow to service the debts to be paid over time under the Plan.

8. GENERAL PROVISIONS

8.1. **Definitions and Rules of Construction.** The definitions and rules of construction set forth in Code §§101 and 102 shall apply when terms defined or construed in the Code. Other terms are defined throughout the Plan.

8.2. **Effective Date of Plan.** The effective date of this Plan is the first business day following the date that is fourteen (14) days after the entry of the order of confirmation. If, however, a stay of the confirmation order is in effect on that date, the effective date will be the first business day after the date on which the stay of the confirmation order expires or is otherwise terminated.

8.3. **Severability.** If any provision in this Plan is determined to be unenforceable, the determination will in no way limit or affect the enforceability and operative effect of any other provision of this Plan.

8.4. **Binding Effect.** The rights and obligations of any entity named or referred to in this Plan will be binding upon, and will inure to the benefit of the successors or assigns of such entity.

8.5. **Captions.** The headings contained in this Plan are for convenience of reference only and do not affect the meaning or interpretation of this Plan.

8.6. **Controlling Effect.** Unless a rule of law or procedure is supplied by federal law (including the Code or the Federal Rules of Bankruptcy Procedure), the laws of the State of Texas govern this Plan and any agreements, documents, and instruments executed in connection with this Plan, except as otherwise provided in this Plan.

13.1. **Corporate Governance.** After the Effective Date of the order confirming the Plan, the management of the Debtor will consist of the following:

13.1.1. Director: Corey Conn (sole director).

13.1.2. Officer: Corey Conn, Chief Financial Officer (sole officer).

13.1.3. Compensation: Annual salary in the amount of $120,000 per year.

9. EFFECT OF CONFIRMATION OF PLAN — DISCHARGE

On the effective date of the Plan, the Debtor shall be discharged from any debt that arose before confirmation of the Plan, subject to the occurrence of the effective date, to the extent specified in §1141(d)(1)(A) of the Code, except that the Debtor shall not be discharged of any debt (i) imposed by the Plan, (ii) of a kind specified in §1141(d)(6)(A) if a timely complaint was filed in accordance with Rule 4007(c) of the Federal Rules of Bankruptcy Procedure, or (iii) of a kind specified in §1141(d)(6)(B).

After the effective date of the Plan your claims against the Debtor will be limited to the debts described in clauses (i) through (iii) of the preceding sentence.

10. FINAL DECREE

Once the estate has been fully administered, as provided in Rule 3022 of the Federal Rules of Bankruptcy Procedure, the Debtor, or such other party as the Court shall designate in the Plan Confirmation Order, shall file a motion with the Court to obtain a final decree to close the case. Alternatively, the Court may enter such a final decree on its own motion.

11. OTHER PLAN PROVISIONS

11.1. **Sale of Westmont Real Property.** The Debtor is authorized to market and sell the Westmont Real Property, which sale shall be free and clear of any liens, claims, encumbrances or interest. From the proceeds of closing of the sale of the Westmont Real Property, the Debtor may pay all taxes, assessments, fees, liens, commissions, and other normal and ordinary costs of closing and sale, without further order of the Court or notice to any party.

11.2. **Scope and Retention of Jurisdiction.** The Bankruptcy Court shall retain jurisdiction:

11.2.1. To hear and determine pending applications for the assumption or rejection of contracts or leases and the allowance of Claims resulting therefrom;

11.2.2. To hear and determine any and all adversary proceedings, applications, and contested matters, including any remands of appeals, and including any Estate Actions; provided, however, that the Reorganized Debtor shall not be required to seek or obtain approval of the Bankruptcy Court under Bankruptcy Rule 9019 or otherwise as to the settlement or compromise of any Estate Actions post-Effective Date;

11.2.3. To ensure that distributions to holders of Allowed Claims are accomplished as provided herein;

11.2.4. To hear and determine any timely objections to or applications concerning Claims or the allowance, classification, priority, estimation, or payment of any Claim or Interest, and to enter Estimation Orders;

11.2.5. To hear and determine all Fee Applications and Fee Claims; provided, however, that the Reorganized Debtor shall not be required to seek or obtain approval of the Bankruptcy Court under section 330 of the Bankruptcy Code or otherwise as to the allowance or payment of professional fees post-Effective Date;

11.2.6. To enter and implement such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, revoked, modified, reversed, or vacated;

11.2.7. To hear and determine disputes arising in connection with the execution, interpretation, implementation, consummation, or enforcement of the Plan;

11.2.8. To enter and implement such orders as may be necessary or appropriate to execute, interpret, implement, consummate, or enforce the Plan and the transactions contemplated thereunder;

11.2.9. To consider any modification of the Plan pursuant to section 1127 of the Bankruptcy Code, to cure any defect or omission or to reconcile any inconsistency in any order of the Bankruptcy Court, including, without limitation, the Confirmation Order;

11.2.10. To enter and implement orders or take such other actions as may be necessary or appropriate to restrain interference by any entity with the consummation or implementation of the Plan, including, without limitation, to issue, administer and enforce injunctions provided for in the Plan and the Confirmation Order;

11.2.11. To recover all assets of the Debtor and property of the estate, wherever located;

11.2.12. To hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code;

11.2.13. To hear and determine any other matter not inconsistent with the Bankruptcy Code and title 28 of the United States Code that may arise in connection with or related to the Plan; and

11.2.14. To enter a final decree closing the Bankruptcy Case.

11.3. **Exculpation.**

11.3.1. The "Exculpated Parties" or each a "Exculpated Party" to which this Section of the Plan applies are Corey Conn, current director and chief financial officer, Sachio Okamura, former director, Dr. Tony Nichols, former director, adviser Joe Oliverio, and Tis Prager, adviser, shareholder.

11.3.2. ***Except as otherwise specifically provided in the Plan, no Exculpated Party shall have or incur, and each Exculpated Party is hereby released and exculpated from, any cause of action for any claim related to any act or omission in connection with, relating to, or arising out of, the Chapter 11 Cases, the formulation, preparation, dissemination, negotiation, filing, or termination of the Disclosure Statement, the Plan, or any contract, instrument, release or other agreement or document (including providing any legal opinion requested by any Entity regarding any transaction, contract, instrument, document, or other agreement contemplated by the Plan or the reliance by any Exculpated Party on the Plan or the Confirmation Order in lieu of such legal opinion) created or entered into in connection with the Disclosure Statement or the Plan, the filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Plan, including the issuance of securities pursuant to the Plan, or the distribution of property under the Plan or any other related agreement,***

except for claims related to any act or omission that is determined in a Final Order to have constituted actual fraud, willful misconduct, or gross negligence. The Exculpated Parties have, and upon completion of the Plan shall be found to have, participated in good faith and in compliance with the applicable laws with regard to the solicitation of, and distribution of, consideration pursuant to the Plan and, therefore, are not, and on account of such distributions shall not be, liable at any time for the violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or such distributions made pursuant to the Plan.

11.4. Releases.

11.4.1. The "Released Parties" or each a "Released Party" to which this Section of the Plan applies are Corey Conn, current director and chief financial officer, Sachio Okamura, former director, Dr. Tony Nichols, former director, and Tis Prager, shareholder.

11.4.2. ***Pursuant to Code §1123(b), and except as otherwise specifically provided in the Plan, on and after the Effective Date, for good and valuable consideration, including their cooperation and contributions to these Chapter 11 Cases, each Released Party is deemed expressly, unconditionally, generally, and individually and collectively, acquitted, released, and discharged by the Debtor, the Reorganized Debtor, and the Estates, each on behalf of itself and its predecessors, successors and assigns, subsidiaries, affiliates, current and former officers, directors, principals, shareholders, members, partners, employees, agents, advisory board members, financial advisors, attorneys, accountants, investment bankers, consultants, representatives, management companies, fund advisors and other professionals, from any and all claims, obligations, rights, suits, damages, causes of action, remedies and liabilities whatsoever, including any derivative claims asserted or assertable on behalf of the Debtor, any claims asserted or assertable on behalf of any holder of any claim against or interest in the Debtor and any Claims asserted or assertable on behalf of any other entity, whether known or unknown, foreseen or unforeseen, matured or unmatured, existing or hereinafter arising, in law, equity, contract, tort or otherwise, by statute or otherwise, that such releasing party (whether individually or collectively), ever had, now has or hereafter can, shall or may have, based on or relating to, or in any manner arising from, in whole or in part, the Debtor, the Debtor' restructuring efforts, any avoidance actions, claims or causes of action identified or set forth in the Debtor' Schedules, including Schedule A/B and F, causes of action based on veil piercing or alter-ego theories of liability, the purchase, sale, or rescission of the purchase or sale of, or any other transaction relating to any security of the Debtor, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is affected by or classified in the Plan.***

[continued on following sheet]

Dated: March 27, 2017

POSITRON CORPORATION.
By: */s/ Corey Conn*
Corey Conn
Chief Financial Officer

Jeff Carruth (SBT #24001846)
WEYCER, KAPLAN, PULASKI & ZUBER, P.C.
3030 Matlock Rd., Suite 201
Arlington, TX 76015
(713) 341-1158
(866) 666-5322 (fax)
jcarruth@wkpz.com

ATTORNEYS FOR POSITRON CORPORATION
DEBTOR AND DEBTOR IN POSSESSION

UNITED STATES BANKRUPTCY COURT
NORTHERN DISTRICT OF TEXAS
LUBBOCK DIVISION

IN RE:	§	
	§	CASE NO. 15-50205-rlj11
POSITRON CORPORATION,	§	(Chapter 11)
	§	
Debtor.	§	

FIRST MODIFICATION OF FIRST AMENDED PLAN OF REORGANIZATION OF POSITRON CORPORATION DATED MARCH 27, 2016 (DOCKET NO. 185)

Positron Corporation, Debtor and Debtor in Possession ("Positron"), hereby modifies, and to the extent necessary amends, the *First Amended Plan of Reorganization of Positron Corporation Dated March 27, 2016* (Docket No. 185) as set forth below.

New Section 6.1.1.4 of the Plan is ADDED as set forth below.

6.1.1.4. Assumption of contract with University of Texas System.. Positron has filed a motion to assume an executory contract with the University of Texas System. (Docket No. 204). Such contract will be assumed to the extent that such motion is granted. Positron does not believe that any cure costs exists and/or that any cure costs that do exist will contravene the operation and/or feasibility of the Plan.

New Section 6.1.1.5 of the Plan is ADDED as set forth below.

6.1.1.5. Additional potential assumption of executory contracts. Positron may assume any other executory contracts for which a motion is filed and a hearing requested prior to the Effective Date of the Plan.

New Section 8.7 of the Plan is ADDED as set forth below.

8.7. Corporate Governance. After the Effective Date of the order confirming the Plan, the management of the Debtor will consist of the following:

8.7.1. Director: Corey Conn, and such other persons as the shareholders may elect.

8.7.2. Officer: Corey Conn, Chief Financial Officer (sole officer).

8.7.3. Compensation: Annual salary in the amount of $120,000 per year.

New Section 8.7 replaces the erroneously numbered Section 13.1 that appears on Page 7 of the Plan. The only change from the erroneously numbered Section 13.1 is to add "and such other persons as the shareholders may elect." to the description of post-petition directors.

Dated: April 26, 2017

POSITRON CORPORATION.
By: */s/ Corey Conn*
Corey Conn
Chief Financial Officer

Jeff Carruth (SBT #24001846)
WEYCER, KAPLAN, PULASKI & ZUBER, P.C.
3030 Matlock Rd., Suite 201
Arlington, TX 76015
(713) 341-1158
(866) 666-5322 (fax)
jcarruth@wkpz.com

ATTORNEYS FOR POSITRON CORPORATION
DEBTOR AND DEBTOR IN POSSESSION